ATSG Reports Record 2021 Results
15 Freighter Leases Drive Operating Cash Flow Growth of 14%,
Strong 2022 Outlook

WILMINGTON, OH, February 24, 2022 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, contracted air transportation, and related services, today reported consolidated financial results for the quarter ended December 31, 2021.

Fourth Quarter Results
•Revenues $482.4 million, up 21%
•GAAP EPS (basic) from Continuing Operations $0.60, up $0.56 on pretax earnings of $61 million
•Adjusted Pretax* earnings $56 million, up 63%
•Adjusted EPS* $0.52, up $0.16
•Adjusted EBITDA* $154.8 million, up 27%

Full Year 2021 Results
•Revenues $1.73 billion, up 10%
•GAAP EPS (basic) from Continuing Operations $3.33, up $2.91 on pretax earnings of $301 million
•Adjusted Pretax earnings * $173.9 million, up 11%
•Adjusted EPS* $1.66, up $0.06
•Adjusted EBITDA* $541.1 million, up 9%
•Operating Cash Flows $584 million and Adjusted Free Cash Flow* $400.5 million

Rich Corrado, president and chief executive officer of ATSG, said, "Our 2021 results demonstrate the powerful combination of having the right solutions for our customers, the right strategy for deploying our in-demand assets, and the right people to operate and support them. These results flow from investing to extend our lead as the largest lessor of freighter aircraft, and from delivering best-in-class air express service for the e-commerce customers who demand it. I am extremely proud of our people as they lay the foundation for even more exceptional results over the next several years. As we look to the immediate future in 2022, we expect even higher achievements, with our outlook for almost $100 million in additional Adjusted EBITDA over our record 2021 results."

2021 Operating Highlights
•A record fifteen additional customer leases of Boeing 767-300 freighters, plus three re-leases of Boeing 767-200s. Eleven of the fifteen 767-300 freighters are also being operated by ATSG’s airlines. Additionally, four more customer-provided 767 freighters were assigned to our airlines to operate on their behalf.
•FAA certification of our joint-venture’s design for passenger-to-freighter modification of Airbus A321-200 aircraft, and the conversion and delivery of our joint-venture’s first such freighter. CAM will add its first A321-200 freighter to its leased freighter fleet in late 2022.
•Commitment to convert twenty Airbus A330-300 passenger aircraft to freighters. The first induction will begin in 2023 with deliveries to lessees in 2024 through 2026. Like the 767-300, the A330-300 is well suited to support rapidly expanding regional air-express networks.

•Acquired feedstock aircraft and conversion slots for all of the eleven freighter aircraft CAM expects to lease in 2022 and the majority of those it expects to lease in 2023. (At year end, CAM held seventy passenger-to-freighter conversion slots for induction from 2022 through 2025, including thirty-five Boeing 767-300s, twenty Airbus A330-300s, and fifteen A321-200s.)
•Growing passenger air operations for the military and commercial customers, including Omni Air’s key role in America’s rescue of Afghanistan evacuees during the third quarter, and a stronger than anticipated recovery in ad-hoc commercial charter flying in the fourth quarter.
•2021 negotiations with DHL led to February 2022 agreements to extend and expand our 18-year commercial relationship, including six-year extensions of the operating agreement and five freighter leases.

2021 Financial Highlights

•Double-digit growth yielding record Revenue, Adjusted EPS, and Operating Cash Flow. That included pretax earnings gains of more than 35 percent for each of ATSG’s reporting segments.
•Above-plan 2021 Adjusted EBITDA of $541 million, up $44 million from 2020. Adjusted EBITDA excludes, among other items:
–$30 million in net gains from re-measurements of financial instrument values, including values of warrants to purchase ATSG shares, vs. $101 million in losses from such remeasurements in 2020.
–Government grants of $112 million in 2021, compared with $47 million the prior year. The grants were made to mitigate ongoing pandemic effects on ATSG's passenger airline operations.
•Operating Cash Flows (GAAP) were up 14 percent to $583.6 million for 2021. That is $78.9 million more than ATSG’s total 2021 capital spending of $504.7 million.
•Sustaining capital expenditures to maintain ATSG’s current fleet, and for other non-aircraft assets, were $183.1 million in 2021. Deducting those expenditures from Operating Cash Flows yielded Adjusted Free Cash Flow* of $400.5 million. $321.6 million of that amount was spent to grow our converted freighter fleet through purchases of feedstock aircraft and conversion costs, and the remainder primarily on debt reduction.

* Adjusted Earnings per Share, Adjusted Pretax Earnings, Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures and are defined and reconciled to GAAP measures at the end of this release

4Q Segment Results

CAM
•Aircraft leasing and related revenues from external customers were up 31 percent for the fourth quarter and 33 percent for the year, reflecting fifteen more leases of Boeing 767-300 freighters during 2021, including four in the fourth quarter.
•CAM’s fourth-quarter pretax earnings increased 52 percent to $33.6 million versus the prior-year quarter, including contributions from pay-by-cycle engine arrangements with several 767-200 freighter lessees that began in October.
•CAM’s owned in-service fleet comprised 107 aircraft, seven more than a year ago. Thirteen more CAM-owned aircraft were in or awaiting conversion to freighters, five more than a year ago. The total includes twelve 767s and one Airbus A321 aircraft.
•Eighty-five CAM-owned 767 freighter aircraft were leased to external customers, twelve more than a year ago.

ACMI Services
•Fourth-quarter pretax earnings increased $8.6 million, or 33 percent, to $34.5 million, and by 39 percent to $158.7 million for the year.

•Revenue block hours for ATSG's airlines reflected the effect of nine more aircraft in CMI service than a year ago, including the addition of four customer-provided aircraft. Block hours increased 19 percent for the fourth quarter and 12 percent for 2021 over 2020.
▪Block hours for total passenger and combi operations were up 14 percent for the fourth quarter and down 10 percent for the year.
▪Block hours for air cargo operations, principally for express-network customers, increased 20 percent over the fourth quarter of 2020, and by 19 percent for the year.

2022 Outlook
ATSG expects its Adjusted EBITDA for 2022 to be $640 million, or nearly $100 million more than 2021 results. It also projects 2022 capital spending of $590 million, including $200 million in sustaining capex and $390 million for growth.
The forecast assumes:
•Leases of nine 767-300 and two A321-200 freighters.
•Contributions from seven 767 freighter aircraft to be added to customer CMI contracts during 2022, including five to be provided by customers.
•Continued moderation of pandemic effects on demand for ATSG’s passenger and Boeing 757 combi operations, as both revenues and margins for these flight operations continue to recover. 2022 results for passenger operations are expected to approximate pre-pandemic 2019 levels, reflecting more normalized support for both military and commercial passenger customers.

As noted on ATSG’s third quarter investor conference call in November, ATSG’s power-by-cycle contract with its maintenance provider for certain 767-200 freighter engines expired late last year. ATSG made the strategic decision to transition to providing lessees access to a pool of engines under new pay-by-cycle arrangements. The engine maintenance costs ATSG incurs under the arrangements will be classified as sustaining capital expenditures and depreciated over the engine cycle life. Accordingly, ATSG expects this new service offering to increase sustaining capital outlays for engine maintenance, as well as contribute $40-45 million to the 2022 projected growth in our Adjusted EBITDA.

The strong operating momentum in ATSG’s freighter leasing and airline businesses, together with the change in engine maintenance services for ATSG's 767-200s, will drive substantial increases in 2022 adjusted earnings as well as Adjusted EBITDA. In addition to the 18 percent increase in projected Adjusted EBITDA for 2022, ATSG also expects its Adjusted EPS to increase by 20 percent to $2.00 in 2022. The Adjusted EPS increase also reflects a change in accounting rules for convertible debt that took effect this year. The change increases the number of ATSG's adjusted shares outstanding by 8 million. 2022 Adjusted EPS guidance reflects the effect of that accounting change.

Corrado noted that demand for express-package air transport reached record levels throughout the fourth-quarter holiday season, in part due to exceptional e-commerce demand and continuing constraints on other transport modes. “Our customers tell us that they appreciate ATSG’s ability to sustain high levels of on-time performance despite adverse weather and pandemic conditions, including our ability to provide additional airlift on short notice when crew shortages or aircraft issues sideline other operators.”

ATSG has reserved significant passenger-to-freighter conversion capacity for Boeing 767 and Airbus A330 aircraft over the next several years, assuring its continued leadership in that steadily expanding midsize widebody space. Together with its investment in narrow-body A321 conversions best suited for smaller-volume express package and e-commerce destinations, ATSG expects to be a principal source of dedicated freighters for regional and trans-Atlantic airlift to express-package delivery networks anywhere in the world.

Corrado concluded, “We have customer commitments to lease all nine of the Boeing 767s we will deploy in 2022 and the majority of those we expect to lease in 2023. In addition, we already hold lease deposits for more than half of the A330 aircraft we intend to begin deploying in 2024,” he said. “We have also purchased or hold options to acquire more than half of the feedstock aircraft we will need to meet those commitments. I am very bullish that the strong demand and operating excellence of ATSG will persist and generate even stronger returns in the years to come.”

Non-GAAP Financial Measures
This release, including the attached tables, contains non-GAAP financial measures that management uses to evaluate historical results and project future results. Management believes that these non-GAAP measures assist in highlighting operational trends, facilitating period-over-period comparisons, and providing additional clarity about events and trends affecting core operating performance. Disclosing these non-GAAP measures provides insight to investors about additional metrics that management uses to evaluate past performance and prospects for future performance. Non-GAAP measures should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP
The historical non-GAAP financial measures included in this release are reconciled to GAAP earnings in tables included later in this release. The Company does not provide a reconciliation of projected Adjusted EBITDA because it is unable to predict with reasonable accuracy the value of certain adjustments. Certain adjustments can be significantly impacted by the re-measurements of financial instruments including stock warrants issued to a customer. The Company’s earnings on a GAAP basis and the non-GAAP adjustments for gains and losses resulting from the re-measurement of stock warrants, will depend on the future prices of ATSG stock, interest rates, and other assumptions which are highly uncertain.

Conference Call
ATSG will host an investor conference call on February 25, 2022, at 10 a.m. Eastern time to review its financial results for the fourth quarter of 2021. Participants should dial (800) 708-4540 and international participants should dial (847) 619-6397 ten minutes before the scheduled start of the call and ask for conference passcode 50283284. The call will also be webcast live (in listen-only mode) via a link at www.atsginc.com using the same passcode. The conference call also will be available on webcast replay via www.atsginc.com for 30 days.

About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, passenger ACMI and charter services, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Airborne Maintenance and Engineering Services, Inc., including its subsidiary, Pemco World Air Services, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Omni Air International, LLC. For more information, please see www.atsginc.com.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause Air Transport Services Group, Inc.'s ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to the following, which relate to the current COVID-19 pandemic. The pandemic may (i) continue for a longer period, or its effect on commercial and military passenger flying may be more substantial than we currently expect; (ii) cause disruptions to our workforce and staffing capability, including through our compliance with federally mandated COVID-19 vaccination and testing requirements; (iii) cause disruptions in our ability to access airports and maintenance facilities; and (iv) adversely impact our customers' creditworthiness or the ability of our vendors and third-party service providers to maintain customary service levels. Other factors that could cause ATSG’s actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to: (i) unplanned changes in the market demand for our assets and services, including the loss of customers or a reduction in the level of services we perform for customers; (ii) our operating airlines' ability to maintain on-time service and control costs; (iii) the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; (iv) fluctuations in ATSG's traded share price and in interest rates, which may result in mark-to-market charges on certain financial instruments; (v) the number, timing, and scheduled routes of our aircraft deployments to customers; (vi) our ability to remain in compliance with key agreements with customers, lenders and government agencies; (vii) the impact of current supply chain constraints both within and outside the Unites States, which may be more severe or persist longer than we currently expect; (viii) the impact of a competitive labor market, which could restrict our ability to fill key positions; (ix) changes in general economic and/or industry-specific conditions; and (x) other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. Except as may be required by applicable law, ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint Turner, ATSG Inc. Chief Financial Officer
937-366-2303

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
REVENUES	$482,367	$399,358	$1,734,282	$1,570,575

OPERATING EXPENSES
Salaries, wages and benefits	159,666	145,319	591,280	518,961
Depreciation and amortization	84,013	72,460	308,448	278,067
Maintenance, materials and repairs	41,693	45,167	173,364	179,315
Fuel	56,390	31,595	173,600	148,383
Contracted ground and aviation services	20,507	15,829	75,724	63,564
Travel	24,768	18,156	86,601	77,382
Landing and ramp	4,082	3,573	14,244	12,468
Rent	6,294	5,478	23,695	19,299
Insurance	3,206	2,608	12,588	9,903
Other operating expenses	16,801	15,422	65,179	64,999
Government grants	(15,047)	(15,684)	(111,673)	(47,231)
Impairment of aircraft and related assets	—	—	—	39,075
	402,373	339,923	1,413,050	1,364,185

OPERATING INCOME	79,994	59,435	321,232	206,390
OTHER INCOME (EXPENSE)
Interest income	3	5	39	222
Non-service component of retiree benefit credits	4,457	3,339	17,827	12,032
Debt issuance costs	—	—	(6,505)	—
Net gain (loss) on financial instruments	(7,818)	(44,699)	29,979	(100,771)
Losses from non-consolidated affiliates	(1,212)	(1,825)	(2,577)	(13,587)
Interest expense	(14,788)	(15,085)	(58,790)	(62,893)
	(19,358)	(58,265)	(20,027)	(164,997)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	60,636	1,170	301,205	41,393
INCOME TAX EXPENSE	(16,178)	1,083	(72,225)	(16,314)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	44,458	2,253	228,980	25,079

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	66	2,874	2,440	7,036
NET EARNINGS (LOSS)	$44,524	$5,127	$231,420	$32,115

EARNINGS (LOSS) PER SHARE - CONTINUING OPERATIONS
Basic	$0.60	$0.04	$3.33	$0.42
Diluted	$0.57	$0.03	$2.80	$0.42

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	73,826	59,195	68,853	59,128
Diluted	77,366	70,074	76,216	59,931

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$69,496	$39,719
Accounts receivable, net of allowance of $742 in 2021 and $997 in 2020	205,399	153,511
Inventory	49,204	40,410
Prepaid supplies and other	28,742	39,096
TOTAL CURRENT ASSETS	352,841	272,736

Property and equipment, net	2,129,934	1,939,776
Customer incentive	102,913	126,007
Goodwill and acquired intangibles	505,125	516,290
Operating lease assets	62,644	68,824
Other assets	113,878	78,112
TOTAL ASSETS	$3,267,335	$3,001,745

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$174,237	$141,425
Accrued salaries, wages and benefits	56,652	56,506
Accrued expenses	14,950	19,005
Current portion of debt obligations	628	13,746
Current portion of lease obligations	18,783	17,784
Unearned revenue and grants	47,381	53,522
TOTAL CURRENT LIABILITIES	312,631	301,988
Long term debt	1,298,735	1,465,331
Stock warrant obligations	915	103,474
Post-retirement obligations	21,337	35,099
Long term lease obligations	44,387	51,128
Other liabilities	49,662	47,963
Deferred income taxes	217,291	141,265

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 150,000,000 shares authorized; 74,142,183 and 59,560,036 shares issued and outstanding in 2021 and 2020, respectively	741	596
Additional paid-in capital	1,074,286	855,547
Retained earnings	309,430	78,010
Accumulated other comprehensive loss	(62,080)	(78,656)
TOTAL STOCKHOLDERS’ EQUITY	1,322,377	855,497
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,267,335	$3,001,745

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED SUMMARY OF CASH FLOWS
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

OPERATING CASH FLOWS	$154,319	$89,018	$583,557	$512,302

INVESTING ACTIVITIES:
Aircraft acquisitions and freighter conversions	(43,078)	(80,075)	(321,644)	(353,427)
Planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment	(33,544)	(36,047)	(183,104)	(156,990)
Proceeds from property and equipment	15,903	15,373	19,427	24,583
Acquisitions and investments in businesses	—	(4,280)	(2,155)	(13,333)
TOTAL INVESTING CASH FLOWS	(60,719)	(105,029)	(487,476)	(499,167)

FINANCING ACTIVITIES:
Principal payments on debt	(142,293)	(104,457)	(1,900,311)	(689,380)
Proceeds from borrowings	70,000	100,000	1,500,600	180,000
Proceeds from bond issuance	—	—	207,400	500,000
Payments for financing costs	—	—	(3,099)	(7,507)
Proceeds from issuance of warrants	—	—	131,967	—
Taxes paid for conversion of employee awards	(1,619)	(891)	(2,861)	(2,730)
TOTAL FINANCING CASH FLOWS	(73,912)	(5,348)	(66,304)	(19,617)

NET INCREASE (DECREASE) IN CASH	$19,688	$(21,359)	$29,777	$(6,482)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	$49,808	$61,078	$39,719	$46,201
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$69,496	$39,719	$69,496	$39,719

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRETAX EARNINGS AND ADJUSTED PRETAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues
CAM
Aircraft leasing and related revenues	$110,514	$88,240	$390,327	$327,170
Lease incentive amortization	(5,029)	(4,880)	(20,040)	(18,509)
Total CAM	105,485	83,360	370,287	308,661
ACMI Services	333,790	275,321	1,185,128	1,147,279
Other Activities	94,345	94,927	375,571	334,300
Total Revenues	533,620	453,608	1,930,986	1,790,240
Eliminate internal revenues	(51,253)	(54,250)	(196,704)	(219,665)
Customer Revenues	$482,367	$399,358	$1,734,282	$1,570,575

Pretax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	33,643	22,183	106,161	77,424
ACMI Services, inclusive of government grants and interest expense	34,487	25,882	158,733	114,128
Other Activities	(2,391)	(3,018)	112	(5,933)
Net, unallocated interest expense	(530)	(692)	(2,525)	(2,825)
Impairment of aircraft and related assets	—	—	—	(39,075)
Non-service components of retiree benefit credit	4,457	3,339	17,827	12,032
Debt issuance costs	—	—	(6,505)	—
Net gain (loss) on financial instruments	(7,818)	(44,699)	29,979	(100,771)
Loss from non-consolidated affiliates	(1,212)	(1,825)	(2,577)	(13,587)
Earnings from Continuing Operations before Income Taxes (GAAP)	$60,636	$1,170	$301,205	$41,393

Adjustments to Pretax Earnings
Add customer incentive amortization	5,799	5,627	23,094	20,671
Less government grants	(15,047)	(15,684)	(111,673)	(47,231)
Add impairment of aircraft and related assets	—	—	—	39,075
Less non-service components of retiree benefit credit	(4,457)	(3,339)	(17,827)	(12,032)
Add debt issuance costs	—	—	6,505	—
Less net (gain) loss on financial instruments	7,818	44,699	(29,979)	100,771
Add loss from non-consolidated affiliates	1,212	1,825	2,577	13,587
Adjusted Pretax Earnings (non-GAAP)	$55,961	$34,298	$173,902	$156,234
Adjusted Pretax Earnings excludes certain items included in GAAP based pretax earnings (loss) from continuing operations because they are distinctly different in their predictability among periods or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations, while highlighting changes to certain items among periods. Adjusted Pretax Earnings should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

Earnings (Loss) from Continuing Operations Before Income Taxes	$60,636	$1,170	$301,205	$41,393
Interest Income	(3)	(5)	(39)	(222)
Interest Expense	14,788	15,085	58,790	62,893
Depreciation and Amortization	84,013	72,460	308,448	278,067
EBITDA from Continuing Operations (non-GAAP)	$159,434	$88,710	$668,404	$382,131
Add customer incentive amortization	5,799	5,627	23,094	20,671
Less government grants	(15,047)	(15,684)	(111,673)	(47,231)
Add impairment of aircraft and related assets	—	—	—	39,075
Add non-service components of retiree benefit credits	(4,457)	(3,339)	(17,827)	(12,032)
Less debt issuance costs	—	—	6,505	—
Less net (gain) loss on financial instruments	7,818	44,699	(29,979)	100,771
Add loss from non-consolidated affiliates	1,212	1,825	2,577	13,587

Adjusted EBITDA (non-GAAP)	$154,759	$121,838	$541,101	$496,972

Management uses Adjusted EBITDA to assess the performance of its operating results among periods. It is a metric that facilitates the comparison of financial results of underlying operations. Additionally, these non-GAAP adjustments are similar to the adjustments used by lenders in the Company’s senior secured credit facility to assess financial performance and determine the cost of borrowed funds. The adjustments also remove the non-service cost components of retiree benefit plans because they are not closely related to ongoing operating activities. The adjustments also excluded the recognition of government grants from adjusted earnings to improve comparability between periods. Management presents EBITDA from Continuing Operations, a commonly referenced metric, as a subtotal toward computing Adjusted EBITDA.

EBITDA from Continuing Operations is defined as Earnings (Loss) from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument revaluation gains or losses, non-service components of retiree benefit costs including pension plan settlements, amortization of warrant-based customer incentive costs recorded in revenue, recognition of government grants, impairment of aircraft and related assets, charge off of debt issuance costs upon debt restructuring and costs from non-consolidated affiliates.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED FREE CASH FLOW
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

OPERATING CASH FLOWS (GAAP)	$154,319	$89,018	$583,557	$512,302
Sustaining capital expenditures	(33,544)	(36,047)	(183,104)	(156,990)

ADJUSTED FREE CASH FLOW (Non-GAAP)	$120,775	$52,971	$400,453	$355,312

Sustaining capital expenditures includes cash outflows for planned aircraft maintenance, engine overhauls, information systems and other non-aircraft additions to property and equipment. It does not include expenditures for aircraft acquisitions and related passenger-to-freighter conversion costs.

For the three month period and year ended December 31, 2021 cash receipts from government payroll support programs decreased $0.3 million and increased $7.3 million, respectively, compared to the corresponding 2020 periods.

Adjusted Free Cash Flow (non-GAAP) includes cash flow from operations net of expenditures for planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment. Management believes that adjusting GAAP operating cash flows is useful for investors to evaluate the company's ability to generate adjusted free cash flow for growth initiatives, debt service, cash returns for shareholders or other discretionary allocations of capital.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)
Management presents Adjusted Earnings and Adjusted Earnings Per Share from Continuing Operations, both non-GAAP measures, to provide additional information regarding earnings per share without the volatility otherwise caused by the items below. Management uses Adjusted Earnings and Adjusted Earnings Per Share from Continuing Operations to compare the performance of its operating results among periods.

	Three Months Ended				Year Ended
	December 31, 2021		December 31, 2020		December 31, 2021		December 31, 2020
	$	$ Per Share	$	$ Per Share	$	$ Per Share	$	$ Per Share

Earnings from Continuing Operations - basic (GAAP)	$44,458		$2,253		$228,980		$25,079
Gain from warrant revaluation, net tax[1]	—		—		(15,564)		—
Earnings (Loss) from Continuing Operations - diluted (GAAP)	44,458	$0.57	2,253	$0.03	213,416	$2.80	25,079	$0.42
Adjustments, net of tax
Customer incentive amortization[2]	4,475	0.06	4,343	0.06	17,823	0.23	15,953	0.27
Remove effects of government grants[3]	(11,613)	(0.15)	(12,104)	(0.17)	(86,187)	(1.13)	(36,451)	(0.61)
Remove effects of aircraft impairments[4]	—	—	—	—	—	—	30,157	0.50
Non-service component of retiree benefits[5]	(3,440)	(0.04)	(2,577)	(0.04)	(13,759)	(0.18)	(9,287)	(0.15)
Debt issuance costs[6]	—	—	—	—	5,020	0.07	—	—
Derivative and warrant revaluation[7]	6,034	0.07	35,777	0.46	(7,573)	(0.16)	85,865	0.98
Loss from affiliates[8]	935	0.01	1,408	0.02	1,988	0.03	11,337	0.19
Adjusted Earnings from Continuing Operations (non-GAAP)	$40,849	$0.52	$29,100	$0.36	$130,728	$1.66	$122,653	$1.60

	Shares		Shares		Shares		Shares
Weighted Average Shares - diluted	77,366		70,074		76,216		59,931
Additional weighted average shares[1]	1,635		10,489		2,680		16,806
Adjusted Shares (non-GAAP)	79,001		80,563		78,896		76,737

Adjusted Earnings from Continuing Operations and Adjusted Earnings Per Share from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations, Weighted Average Shares - diluted or Earnings Per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings Per Share from Continuing Operations should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP.
1.Under U.S. GAAP, certain warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations, while unrealized warrant losses are not removed because they are dilutive to EPS. As a result, the Company’s EPS, as calculated under U.S. GAAP, can vary significantly among periods due to unrealized mark-to-market losses created by an increased trading value for the Company's shares. The adjustment removes the unrealized gains for grants of stock warrants issued to Amazon as a lease incentive. For all periods presented, additional weighted shares includes 14.4 million shares as if Amazon's publicly announced warrant conversion plan was completed plus additional weighted shares assuming that Amazon net settled its remaining warrants during each period.
2.Removes the amortization of the warrant-based customer incentives which are recorded against revenue over the term of the related aircraft leases and customer contracts.
3.Removes the effects of government grants received under federal payroll support programs.
4.Removes the effects of impairment charges for aircraft valuations and related assets.
5.Removes the non-service component of post-retirement costs and credits.
6.Removes the charge off of debt issuance costs when the Company restructured its debt.
7.Removes gains and losses from derivative interest rate instruments and warrant revaluations.
8.Removes losses for the Company's non-consolidated affiliates.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
AIRCRAFT FLEET

Aircraft Types
	December 31, 2020		December 31, 2021		December 31, 2022 Projected
	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger

B767-200	33	3	33	3	31	3
B767-300	52	10	65	9	79	8
B777-200	—	3	—	3	—	3
B757-200	1	—	—	—	—	—
B757 Combi	—	4	—	4	—	4
A321-200	—	—	—	—	2	—
Total Aircraft in Service	86	20	98	19	112	18

B767-300 in or awaiting cargo conversion	8	—	12	—	11	—
A321 in cargo conversion	—	—	1	—	4	—
B767-200 staging for lease	—	—	1	—	3	—
Total Aircraft	94	20	112	19	130	18

Aircraft in Service Deployments
	December 31,		December 31,		December 31,
	2020		2021		2022 Projected

Dry leased without CMI	33		35		43
Dry leased with CMI	40		50		52
Customer provided for CMI	2		6		11
ACMI/Charter[1]	31		26		24

1.ACMI/Charter includes four Boeing 767 passenger aircraft leased from external companies.